Exhibits

Exhibit 23.7

Consent of Registered Independent Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-7410, 333-7412, 333-11022, 333-13384, 333-102183 and 333-97935) of Royal Dutch Petroleum Company and The “Shell” Transport and Trading Company, Public Limited Company of our report dated May 22, 2004, except Note 32(b) (Second Restatement of previously issued financial statements), as to which the date is March 3, 2005 relating to the Netherlands GAAP Financial Statements of the Royal Dutch/Shell Group of Companies which is included in this Amendment No. 2 to the 2003 Annual Report on Form 20-F.

/s/ KPMG Accountants N.V.

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KPMG Accountants N.V.

The Hague — The Netherland.

/s/ PricewaterhouseCoopers LLP

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PricewaterhouseCoopers LLP

London — The United Kingdom.

March 3, 2005

E 8 Royal Dutch/Shell Group of Companies
20-F/A (Amendment No. 2) 2003